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                                                                       EXHIBIT 1
                                   AGREEMENT
                               Filed as Part of

                           STATEMENT ON SCHEDULE 13D
                                Filed With The
                      SECURITIES AND EXCHANGE COMMISSION


          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the Statement on
Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.

Dated:    August 2, 2001



                                    /s/ Joseph E. Cresci
                                    ------------------------------
                                    Joseph E. Cresci


                                    THE JOSEPH E. CRESCI, REVOCABLE
                                    TRUST U/T/A DATED April 3, 1996

                                    By: /s/ Joseph E. Cresci, Trustee
                                        -----------------------------
                                        Joseph E. Cresci, Trustee


                                    THE CRESCI FAMILY LIMITED
                                     PARTNERSHIP


                                    By: /s/ Joseph E. Cresci, G.P.
                                        ---------------------------
                                        Joseph E. Cresci, General Partner